Exhibit 99.1

Altra Holdings Inc. Announces the Acquisition of Lamiflex

Acquisition of Brazilian Coupling Manufacturer Provides Altra with Growth Platform in South America

July 12, 2012 (Braintree, Massachusetts): Altra Holdings Inc. (NASDAQ: AIMC) today announced that its subsidiary, Altra Industrial Motion Netherlands BV, has acquired 85% of privately held Lamiflex do Brasil Equipamentos Industriais Ltda. (“Lamiflex”). Lamiflex is the premier Brazilian manufacturer of high-speed disc couplings, providing engineered solutions to a variety of industries, including oil and gas, power generation, metals and mining. The Lamiflex acquisition is part of Altra’s plan to acquire assets in key strategic regions which offer significant long-term growth profiles.

“Expanding our reach in emerging geographies is a key component of Altra’s strategic plan, and the acquisition of Lamiflex provides us with an important growth platform in Brazil,” said Carl Christenson, Altra’s president and CEO. “Lamiflex is a well-known supplier of high-quality coupling products to the Brazilian marketplace. The acquisition will provide Lamiflex with the resources required to continue its growth initiatives while, over time, serving as a launching platform for several other Altra businesses.”

Headquartered in Sao Paulo, Lamiflex generated approximately 12.3 million Reais (approximately US $6.1 million based upon current exchange rates) in revenue for 2011. Altra acquired the business for a cash consideration of 17.4 million Reais (approximately US $8.6 million based upon current exchange rates), subject to a post-closing adjustment for net debt. The acquisition is anticipated to be accretive to Altra Holdings’ earnings in 2012, excluding any one-time or acquisition-related costs.

About Altra Holdings, Inc.

Altra Holdings, Inc., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission products. The company brings together strong brands covering over 40 product lines with production facilities in ten countries. Altra’s leading brands include Boston Gear, Warner Electric, TB Wood’s, Formsprag Clutch, Wichita Clutch, Ameridrives Couplings, Kilian Manufacturing, Marland Clutch, Nuttall Gear, Stieber Clutch, Twiflex Limited, Bibby Transmissions, Matrix International, Inertia Dynamics, Huco-Dynatork, Warner Linear, and Lamiflex Couplings.

Cautionary Statement About Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management’s current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, the potential impact the acquisition will have on Altra including Altra’s presence in Brazil, Lamiflex’s ability to continue its growth initiatives, Altra’s ability to utilize Lamiflex as a launching platform for its other businesses, and the potential accretive impact of the acquisition to Altra’s earnings in 2012 and beyond. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: (1) expected synergies and cost savings are not achieved or achieved at a slower pace than expected; (2) integration problems, delays or other related costs; (3) retention of customers and suppliers; (4) unanticipated changes in laws, regulations, or other industry standards affecting the companies; and (5) other risks, uncertainties and other factors described in the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Holdings, Inc. does not intend to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. AIMC-E

Contact:	Altra Holdings, Inc.
Christian Storch, Chief Financial Officer
(781) 917-0541
christian.storch@altramotion.com